TO THE SECRETARY OF
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

By Resolution received by the Secretary on July 15, 1987, the Board of Directors of American Enterprise Life Insurance Company:

         RESOLVED, That American Enterprise Life Insurance Company, pursuant to the provisions of Section 27-1-51 Section 1 Class 1(c) of the Indiana Insurance Code, established a separate account designated American Enterprise Variable Annuity Account, to be used for the Corporation's Variable Annuity contracts; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts and/or investment divisions of the Account in the future as they determine to be appropriate; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to accomplish all filings, including registration statements and applications for exemptive relief from provisions of the securities laws as they deem necessary to carry the foregoing into effect.

As President of American Enterprise Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 141 additional subaccounts within the separate account to invest in the following funds or portfolios:

AXPsm Variable  Portfolio - Blue  Chip  Advantage  Fund (1  subaccount)
AXPsm Variable Portfolio - Diversified Equity Income Fund (1 subaccount) AXPsm Variable Portfolio - Federal Income Fund (2 subaccounts)
AXPsm Variable Portfolio - Growth Fund (1 subaccount)
AXPsm Variable  Portfolio - S&P 500 Index Fund (4  subaccounts)
AXPsm Variable  Portfolio - Small Cap Advantage  Fund (1 subaccount)
AIM V.I. Capital  Appreciation  Fund (3 subaccounts)
AIM V.I. Dent Demographic  Trends Fund (4  subaccounts)
AIM V.I. Value Fund (3  subaccounts)
Alliance VP Technology  Portfolio - Class B (4 subaccounts)
Alliance VP Premier Growth Portfolio - Class B (4 subaccounts)
Alliance VP Growth & Income Portfolio - Class B (4 subaccounts)
Evergreen Masters Fund (4 subaccounts)
Evergreen Small Cap Value Fund (4 subaccounts)
Evergreen Growth and Income Fund (4 subaccounts)
Evergreen Omega  Fund  (4  subaccounts)
Evergreen Global  Leaders  Fund  (4 subaccounts)
Evergreen Strategic Income Fund (4 subaccounts)
Fidelity VIP III Mid Cap Portfolio - Service  Class (3  subaccounts)
Fidelity VIP  Contrafund(R) Portfolio - Service Class (4 subaccounts)
Fidelity VIP High Income  Portfolio - Service Class (4 subaccounts)
FTVIPT Templeton International Securities Fund - Class 2 (4 subaccounts) FTVIPT Mutual Shares Securities Fund - Class 2 (3 subaccounts)
FTVIPT Franklin Small Cap Fund - Class 2 (3  subaccounts)
FTVIPT Templeton Developing Markets Securities Fund - Class 2 (4 subaccounts) Galaxy VIP Asset Allocation Fund (2 subaccounts)
Galaxy VIP Equity Fund (2 subaccounts)
Galaxy VIP Growth & Income Fund (2  subaccounts)
Galaxy VIP High Quality Bond Fund (2  subaccounts)
Galaxy  VIP Small Company Growth  Fund (2  subaccounts)
Goldman Sachs VIT Internet Tollkeeper Fund (8  subaccounts)
Janus Aspen Series Aggressive Growth Portfolio: Service Shares (3 subaccounts) Janus Aspen Series Global Technology Portfolio: Service Shares (3 subaccounts) Janus Aspen Series Growth Portfolio: Service Shares (3 subaccounts)
Janus  Aspen Series International Growth Portfolio: Service Shares
  (3 subaccounts)
MFS(R) VIT Growth Series - Service  Class (4  subaccounts)
MFS(R) VIT Growth with Income Series - Service Class (2 subaccounts)
MFS(R) VIT New Discovery Series - Service Class (5 subaccounts)
MFS(R) VIT Total  Return  Series - Service  Class (5  subaccounts)
MFS(R) VIT Utilities  Series - Service Class (2 subaccounts)
Putnam VT Growth & Income Fund - Class IB (3 subaccounts)
Putnam VT International New Opportunities Fund - Class IB (4 subaccounts) Putnam VT Vista Fund - Class IB (4 subaccounts)
Third Avenue Value Portfolio (1 subaccount)

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of American Enterprise Life Insurance Company, the Unit Investment Trust comprised of American Enterprise Variable Annuity Account and consisting of 403 subaccounts is hereby reconstituted as American Enterprise Variable Annuity Account consisting of 544 subaccounts.

                                        Received by the Secretary:


/s/ James E. Choat                     /s/ William A. Stoltzmann
    James E. Choat                         William A. Stoltzmann



                                        Date: April 25, 2000